Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No.'s 33-106109, 33-62796, 333-30383, 333-57951, 333-76005, 333-79611, 333-95641,
333-31728, 333-35056, 333-89140 and 333-36280 of RepliGen Corporation and in the
related Prospectus of our report dated May 21, 2004, except with respect to the matter discussed in Note 12, as to which the date is June 8, 2004, with respect to the financial statements of RepliGen Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2004.


/s/ Ernst & Young LLP

Boston, Massachusetts
June 14, 2004